                                                                    EXHIBIT 23.1


                                 June 13, 1996



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:   UC'NWIN Systems Corporations

Dear Sir or Madam:

     This Firm hereby consents to the use of its name in the Registration Statement on Form S-8 as filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission on June 13, 1996, or as soon thereafter as is reasonably practicable.

                                       Very truly yours,

                                       RICHARD P. GREENE, P.A.

                                      /s/ Richard P. Greene
                                      ------------------------
                                      Richard P. Greene
                                      For the Firm

RPG\evb